UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 15, 2023

BRANCHOUT FOOD INC.

(Exact name of registrant as specified in its charter)

Nevada	333-271422	87-3980472
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

205 SE Davis Avenue
Bend, Oregon	97702
(Address of principal executive offices)	(Zip Code)

(844) 263-6637

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BOF	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into Material Definitive Agreement.

On June 15, 2023, BranchOut Food Inc., a Nevada corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Alexander Capital, L.P. as the representative of the underwriters named therein (the “Representative” and such other underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”), relating to the issuance and sale by the Company to the Underwriters (the “Initial Public Offering”) of an aggregate of 1,190,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price to the public of $6.00 per share, less underwriting discounts and commissions. Pursuant to the Underwriting Agreement, the Underwriter was granted an option (the “Over-Allotment Option”) for a period of 45 days to purchase from the Company up to an additional 178,500 shares of Common Stock, at the same price per share, to cover over-allotments, if any. In connection with the Offering, the Company listed its Common Stock on the Nasdaq Capital Market (“Nasdaq”) effective as of June 16, 2023, and the Common Stock commenced trading on Nasdaq effective as of June 16, 2023 under the symbol “BOF”.

The material terms of the Offering are described in the final prospectus, dated June 15, 2023 (the “Initial Public Offering Prospectus”), as filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”) on June 21, 2023. The Initial Public Offering was conducted pursuant to a registration statement, as amended, on Form S-1 (File No. 333-271422), initially filed by the Company under the Securities Act with the SEC on April 24, 2023, which was declared effective on June 15, 2023, and a registration statement on Form S-1MEF (File No. 333-272694) (collectively, the “Registration Statement”), filed by the Company under the Securities Act with the SEC on June 16, 2023 and which became effective on such date.

Pursuant to the Underwriting Agreement, the Company agreed to an 9.0% underwriting discount on the gross proceeds received by the Company for the Shares in addition to reimbursement of certain expenses, made customary representations, warranties and covenants concerning the Company, and also agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act. In addition, the Company, its officers and directors and holders of 5.0% or more of our outstanding shares of Common Stock (with the exception of one mutually-agreed-upon holder of 5.0% of the outstanding shares of Common Stock) have agreed not to offer, sell, transfer or otherwise dispose of any shares of Common Stock, the Company’s common stock, or securities convertible into, or exercisable or exchangeable for, shares of Common Stock, during the 360-day period following the date of the Prospectus.

The Offering closed on June 21, 2023. The Company received net proceeds from the Offering of approximately $7.14 million after deducting the underwriting discounts and commissions and estimated offering expenses payable by us (excluding any exercise of the Over-Allotment Option or the Representative’s Warrant issued to the Representative of its designees, in connection with the Offering).

As described in the Prospectus, the Company intends to use the net proceeds from the Offering (including any additional proceeds that we may receive if the Underwriters exercise the Over-Allotment Option to purchase additional shares of Common Stock), for repayment of approximately $2.5 million of indebtedness, working capital and general corporate purposes, including operating expenses and capital expenditures.

On June 21, 2023, pursuant to the Underwriting Agreement, the Company executed and delivered to the Representative a Common Stock Purchase Warrant (the “Representative’s Warrant”). Pursuant to the Representative’s Warrant, the Company provided the Representative with a warrant to purchase up to 82,110 shares of Common Stock, which may be exercised beginning on December 18, 2023 (the date that is 180 days from the commencement of sales of Common Stock pursuant to the Offering (the “Commencement Date”)) until December 18, 2028 (the date that is five years from the Commencement Date). The initial exercise price of the Representative’s Warrant  is $7.20 per share, which is equal to 120% of the public offering price for the Shares, and the Representative may not effect the disposition of such warrant from one year following the Commencement Date. In addition, the Representative’s Warrant contain “piggy-back” registration rights with respect to the shares underlying such warrant, and limits the number of shares issuable upon its exercise to 4.99%/9.99% of the outstanding shares of Common Stock, as applicable.

The foregoing descriptions of each of the Underwriting Agreement and the Representative’s Warrant is qualified in their entirety by reference to the full text of each of the Underwriting Agreement and Representative’s Warrant, copies of which are attached as Exhibits 1.1 and 4.1 to this Current Report on Form 8-K, respectively, and incorporated into this Item 1.01 by reference.

In addition, certain holders of the Company’s common stock purchase warrants, outstanding convertible notes and shares of Common Stock (the “Selling Stockholders”), as identified in the Registration Statement, have agreed to offer for resale of up to an aggregate of 2,122,115 shares of Common Stock (the “Selling Stockholders Shares”) to the public (the “Selling Stockholder Offering” and, together with the Initial Public Offering, the “Offerings”). After exercise of the warrants or conversion of the convertible notes, as applicable, the Selling Stockholders, or their respective transferees, pledgees, donees or other successors-in-interest, may sell the Selling Stockholders Shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

The material terms of the Selling Stockholder Offering are described in the final prospectus, dated June 15, 2023 (the “Selling Stockholder Offering Prospectus”), as filed by the Company with the SEC pursuant to Rule 424(b) under the Securities Act on June 21, 2023. The Selling Stockholder Offering was conducted pursuant to the Registration Statement, which contained alternate pages for the Selling Stockholder Offering Prospectus, filed by the Company under the Securities Act with the SEC on June 16, 2023 and which became effective on such date.

In connection with the Selling Stockholder Offering, the Company registered the Selling Stockholders Shares on behalf of the Selling Stockholders, to be offered and sold by them from time to time, and will not receive any of the proceeds from the sale of the Selling Stockholders Shares by the Selling Stockholders. While the Company will not receive any proceeds from the sale of the Selling Stockholders Shares, the Company may receive up to approximately $2,487,692 in aggregate gross proceeds in the event certain warrants are exercised and full cash is paid; however, the Company cannot predict when and in what amounts or if the warrants will be exercised, and it is possible that the warrants may expire and never be exercised, in which case the Company would not receive any cash proceeds. The Company has agreed to bear all of the expenses incurred in connection with the registration of the Selling Stockholders Shares, and the Selling Stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Selling Stockholders Shares.

Item 3.02	Unregistered Sale of Equity Securities.

The information required by this Item 3.02 is set forth in Item 1.01 above, which is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The Board of Directors of the Company approved a reverse stock split of the Company’s Common Stock, which became effective on June 16, 2023 (the “Reverse Stock Split”). Pursuant to the Reverse Stock Split, each two and one-half (2.5) shares of the Company’s capital stock automatically converted into one share of stock.  No fractional shares were issued, and no cash or other consideration was paid. Instead, the Company issued one whole share of the post-Reverse Stock Split stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Stock Split. The Company’s Common Stock commenced trading on the Nasdaq Capital Market, on a post-split basis upon the opening of trading on June 16, 2023.

The Reverse Stock Split was effected by the Company filing a Certificate of Change (the “Certificate”) pursuant to Nevada Revised Statutes (“NRS”) Section 78.209 with the Secretary of State of the State of Nevada on June 16, 2023. Under Nevada law, no amendment to the Company’s Articles of Incorporation was required in connection with the Reverse Stock Split. A copy of the Certificate is attached hereto as Exhibit 1.2 and incorporated herein by reference. In connection with the Reverse Stock Split, the number of authorized shares of the Company’s Common Stock ratably decreased from 200,000,000 shares to 80,000,000 shares and the number of authorized shares of the Company’s preferred stock ratably decreased from 20,000,000 shares to 8,000,000 shares.

Under Nevada law, because the Reverse Stock Split was approved by the Board of Directors of the Company in accordance with NRS Section 78.207, no stockholder approval was required. NRS Section 78.207 provides that the Company may effect the Reverse Stock Split without stockholder approval if (x) both the number of authorized shares of Common Stock and the number of outstanding shares of Common Stock are proportionally reduced as a result of the Reverse Stock Split, (y) the Reverse Stock Split does not adversely affect any other class of stock of the Company and (z) the Company does not pay money or issue scrip to stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split. As described herein, the Company has complied with these requirements.

Immediately after the Reverse Stock Split, each stockholder’s percentage ownership interest in the Company and proportional voting power remained virtually unchanged except for minor changes and adjustments resulting from rounding fractional shares into whole shares. The rights and privileges of the stockholders will be substantially unaffected by the Reverse Stock Split.

All options, warrants and convertible securities of the Company outstanding immediately prior to the Reverse Stock Split will be appropriately adjusted by dividing the number of shares of Common Stock into which the options, warrants and convertible securities are exercisable or convertible by 2.5 and multiplying the exercise or conversion price thereof by 2.5, as a result of the Reverse Stock Split. This includes shares authorized for issuance under the BranchOut Food Inc. 2022 Equity Incentive Plan, as amended (the “Plan”), and the number of outstanding stock awards previously granted under the Plan will be ratably reduced in connection with the Reverse Stock Split.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2023, the Company appointed three directors (the “New Directors”) to its Board of Directors. The New Directors are David Israel, John Dalfonsi and Greg Somerville. Each of the New Directors has been appointed a member of the Company’s Audit, Compensation and Nominating and Corporate Governance committees. Mr. Dalfonsi has been appointed Chair of the Audit Committee, Mr. Somerville has been appointed Chair of the Nominating and Corporate Governance Committee and Mr. Israel has been appointed Chair of the Compensation Committee. Each of the New Directors meets the requirements for independence under the Nasdaq listing standards and the SEC rules and regulations. None of the New Directors is party to any arrangement or understanding with any persons pursuant to which they were appointed as directors, nor party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information required by this Item 5.03 is set forth in Item 3.03 above, which is incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

The Company previously adopted its Code of Business Conduct and Ethics which became effective prior to the consummation of the Offerings. A copy of the Company’s Code of Business Conduct and Ethics is attached as Exhibit 1.3 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On June 20, 2023, the Company issued the press release attached hereto as Exhibit 99.1. On June 21, 2023, the Company issued the press release attached hereto as Exhibit 99.2.

The information contained in Item 8.01 below and this Item 7.01 of this Current Report on Form 8-K (including Exhibits 99.1- 99.4 attached hereto) is furnished pursuant to General Instruction B.2. of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act.

Item 8.01	Other Events.

On June 16, 2023, the Company issued a press release announcing the pricing of the Initial Public Offering. On June 21, 2023, the Company issued a press release announcing the closing of the Initial Public Offering. Copies of these press releases are furnished herewith as Exhibits 99.2 and 99.3, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated June 15, 2023, between the Company and Alexander Capital, L.P. as Representative of the Underwriters
1.2	Certificate of Change pursuant to Nevada Revised Statutes Section 78.209, filed with the Secretary of State of the State of Nevada on June 16, 2023
1.3	BranchOut Food Inc.’s Code of Business Conduct and Ethics
4.1	Representative’s Warrant
99.1	Press Release dated June 20, 2023
99.2	Press Release dated June 21, 2023
99.3	Press Release dated June 16, 2023
99.4	Press Release dated June 21, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRANCHOUT FOOD INC.

Date: June 21, 2023	By:	/s/ Eric Healy
Eric Healy
Chief Executive Officer